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                                                                    EXHIBIT 3.39

FAN: H96000016353


                           ARTICLES OF INCORPORATION
                                       OF
                     TARPON COVE GOLF & RACQUET CLUB, INC.

                                   ARTICLE I

                                      Name
                                      ----

     The name of the corporation is TARPON COVE GOLF & RACQUET CLUB, INC. and its principal business address is 801 Laurel Oak Drive, Suite 500, Naples, Florida 34108.

                                   ARTICLE II

                                    Duration
                                    --------

     This corporation shall have perpetual existence.

                                  ARTICLE III

                                    Purpose
                                    -------

     This corporation is organized for the transaction of any and all lawful business as allowed under the laws of the State of Florida with respect to corporations, as those laws now exist or as they may hereafter provide.

THIS DOCUMENT WAS PREPARED BY
Marc I. Spencer, Esq.
CHERRY & SPENCER, P.A.
1665 Palm Beach Lakes Boulevard
Suite 600
West Palm Beach, Florida 33401
(407) 471-7767
(407) 471-7974 (Facsimile)
Florida Bar No.: 05-8950


FAN: H96000016353

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FAN: H96000016353
                                   ARTICLE IV

                                 Capital Stock
                                 -------------

      This corporation is authorized to issue 1,000 shares of ONE DOLLAR ($1.00) par value common stock.

                                   ARTICLE V

                      Initial Registered Office and Agent
                      -----------------------------------

      The street address of the initial registered office of this corporation is 801 Laurel Oak Drive, Suite 500, Naples, Florida 33963 and the name of the initial registered agent of this corporation at the address is Vivien Hastings.

                                   ARTICLE VI

                                 Incorporators
                                 -------------

      The name and address of the person signing these articles is:

      Vivien Hastings                     801 Laurel Oak Drive
                                          Suite 500
                                          Naples, FL 34108

                                  ARTICLE VII

                                   Directors
                                   ---------

      The name and address of the initial directors of this corporation are:

      John Gunderson                      801 Laurel Oak Drive, Suite 500
                                          Naples, FL 34108

      Richard Newman                      801 Laurel Oak Drive, Suite 500
                                          Naples, FL 34108

      Armando Goenaga                     801 Laurel Oak Drive, Suite 500
                                          Naples, FL 34108

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                           ARTICLES OF INCORPORATION
                     TARPON COVE GOLF & RACQUET CLUB, INC.
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                                  ARTICLE VIII

                                     Powers
                                     ------

      This corporation shall have all of the corporate powers enumerated in Florida Statutes Section 607.0302.

                                   ARTICLE IX

                                Indemnification
                                ---------------

      This corporation shall, to the fullest extent permitted by the provisions of Florida Statutes Section 607.0850, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provision from and against any and all of the expenses, liabilities or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE X

                                   Amendment
                                   ---------

      This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any


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                           ARTICLES OF INCORPORATION
                     TARPON COVE GOLF & RACQUET CLUB, INC.
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amendment hereto, and any right conferred upon the shareholder(s) is subject to this reservation.

                                   ARTICLE XI

                                     Bylaws
                                     ------

        The bylaws may be adopted, altered, amended, or repealed by either the shareholders or the Board of Directors, but the Board of Directors may not amend or repeal any bylaw adopted by shareholders if the shareholders specifically provide such bylaw is not subject to amendment or repeal by the directors.

                                  ARTICLE XII

                        Beginning of Corporate Existence
                        --------------------------------

        Corporate existence shall begin upon the filing of these Articles of Incorporation.

        IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation this 21st day of November, 1996.

                                                /s/ VIVIEN HASTINGS
                                                --------------------------------
                                                Vivien Hastings

                         ACCEPTANCE OF REGISTERED AGENT

        HAVING BEEN NAMED TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION, AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY AGREE TO ACT IN THIS CAPACITY AND I FURTHER AGREE TO COMPLY WITH PROVISIONS OF ALL STATUTES RELATIVE TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES.

                                                SIGNATURE  /s/ VIVIEN HASTINGS
                                                         -----------------------
                                                           Vivien Hastings

                                                     DATE   Nov. 21, 1996
                                                          ----------------------


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                           ARTICLES OF INCORPORATION
                     TARPON COVE GOLF & RACQUET CLUB, INC.
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                             ARTICLES OF CORRECTION
                  [ILLEGIBLE] THE ARTICLES OF INCORPORATION OF
                     TARPON COVE GOLF & RACQUET CLUB, INC.

     1. The Articles of Incorporation of the TARPON COVE GOLF & RACQUET CLUB, INC., Florida corporation were filed in Tallahassee on November 22, 1996 under File No. P96000095580.

     2. The name of the corporation as stated in the Articles of Incorporation is incorrect. Accordingly, the following correction is made to the Articles of
Incorporation:

     3. The name of the Corporation is corrected to be TARPON COVE YACHT & RACQUET CLUB, INC.

     IN WITNESS WHEREOF the undersigned has hereunto set her hand and seal this 27th day of November, 1996.

                                                 /s/ JULIE N. KRAUSS
                                                 -------------------------------
                                                 Julie N. Krauss, Vice President


THIS DOCUMENT WAS PREPARED BY
Marc I. Spencer, Esq.
CHERRY & SPENCER, P.A.
1665 Palm Beach Lakes Boulevard
Suite 600
West Palm Beach, Florida 33401
(407) 471-7767
(407) 471-7974 (Facsimile)
Florida Bar No.: 0508950

FAN: H96000016783 8